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                                                                    Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of Etinuum, Inc. of our report dated June 28, 1999, except as to the proposed acquisition described in the second and third paragraphs of Note 10 which is as of July 16, 1999, relating to the financial statements of Acorn Information Services, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Stamford, Connecticut
March 20, 2000